EXHIBIT 99.1

Oritani Financial Corp. Announces Dividend and 2nd Quarter Results

TOWNSHIP OF WASHINGTON, N.J., Jan. 24, 2019 (GLOBE NEWSWIRE) -- Oritani Financial Corp. (the “Company” or “Oritani”) (NASDAQ: ORIT), the holding company for Oritani Bank (the “Bank”), reported net income of $13.4 million, or $0.31 per basic and diluted common share, for the three months ended December 31, 2018, and $26.8 million, or $0.61 per basic (and $0.60 diluted) common share, for the six months ended December 31, 2018.  Net income was $4.0 million, or $0.09 per basic and diluted common share, for the three months ended December 31, 2017, and $16.0 million, or $0.36 per basic (and $0.35 diluted) common share, for the six months ended December 31, 2017.

The Company also reported that its Board of Directors has declared a $0.25 quarterly cash dividend on the Company’s common stock.  The record date for the dividend will be February 8, 2019 and the payment date will be February 22, 2019.

“I am pleased to report the results for the quarter ended December 31, 2018,” said Kevin J. Lynch, the Company’s Chairman, President and CEO.  “Despite a difficult and competitive environment of increased short term rates and declining longer term rates, we continue to generate robust income and control our expenses.  Oritani has adjusted to current conditions and implemented strategies that I feel will enhance shareholder value, including loan purchases and stock repurchases.” Mr. Lynch continued: “While lending conditions are generally unchanged, we have made headway in this market. I have been encouraged by recent developments and believe they can enable us to return to loan portfolio growth.”

Comparison of Operating Results for the Periods Ended December 31, 2018 and 2017

Net Income.  Net income increased $9.5 million to $13.4 million for the quarter ended December 31, 2018, from $4.0 million for the corresponding 2017 quarter.  Net income increased $10.9 million to $26.8 million for the six months ended December 31, 2018, from $16.0 million for the corresponding 2017 period.  The most significant factor regarding the increased income in the 2018 periods is changes in income tax expense as pretax income was relatively consistent between the periods.  Results in the 2017 periods were impacted by the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017.  The Act lowered the Company’s prospective tax rate.  The Act also required the Company to revalue its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on these deferred amounts. The revaluation resulted in a one-time charge of $10.2 million in the December 31, 2017 period.  Excluding the impact of this non-recurring charge, net income for the quarter ended December 31, 2017 was $12.9 million, or $0.29 per basic (and $0.28 diluted) common share.

Total Interest Income.  The components of interest income for the three months ended December 31, 2018 and 2017, changed as follows:

	Three Months Ended December 31,				Increase / (decrease)
	2018		2017			Average
	Income	Yield	Income	Yield	Income	Balance	Yield

Interest Income on:	(Dollars in thousands)
Loans	$36,085	4.21%	$35,891	4.05%	$194	$(115,318)	0.16%
Dividends on FHLB stock	481	7.16%	451	6.85%	30	507	0.31%
Equity securities	12	3.40%	12	3.04%	-	(166)	0.36%
Debt securities AFS	222	2.29%	445	2.09%	(223)	(46,260)	0.20%
Debt securities HTM	2,002	2.38%	1,145	1.89%	857	94,106	0.49%
Federal funds sold and
short term investments	280	2.29%	108	1.29%	172	15,477	1.00%
Total interest income	$39,082	4.03%	$38,052	3.87%	$1,030	$(51,654)	0.16%

The Company’s primary strategic business objective remains the organic growth of multifamily and commercial real estate loans.  As discussed in the Company’s Form 10-Q for the period ended September 30, 2018, the market to originate such loans has been particularly challenging in recent periods.  The market did not change significantly over the past quarter and the Company continued to experience decreased loan balances, an elevated level of loan prepayments and robust prepayment fee income.

Despite present conditions, the Company generated increased originations in the December 2018 quarter versus the September 2018 quarter.  However, loan principal payments increased further over the elevated total for the September quarter.  The Company also purchased $114.4 million of loans in the December quarter to partially mitigate the impact of the prepayment level.  The loans purchased were multifamily loans within its CRE lending area which fully comported with the Company’s underwriting standards.  The Company will continue to purchase loans opportunistically in order to maintain, and ultimately increase, loan balances.  The average balance of the loan portfolio decreased $99.0 million for the three months ended December 31, 2018 versus the three months ended September 30, 2018.  Loan originations, purchases and principal payments totaled $107.6 million, $114.4 million and $241.7 million, respectively, for the three months ended December 31, 2018, versus $82.0 million, $0 and $123.5 million, respectively, for the three months ended September 30, 2018.  There were no loan purchases in the September 2018 quarter.  The decrease in the average balance ($99.0 million) was much greater than the decrease in the period end balance ($18.8 million) as the loan purchases occurred toward the end of the December period and the majority of the originations also occurred in December.  The Company’s loan pipeline was $106.3 million at December 31, 2018 versus $79.8 million as of September 30, 2018.

The average balance of the loan portfolio decreased $115.3 million, or 3.3%, for the three months ended December 31, 2018 versus the comparable 2017 period.  Loan originations, purchases and principal payments totaled $109.3 million, $52.8 million and $138.3 million, respectively, for the three months ended December 31, 2017.

The yield on the loan portfolio increased 16 basis points for the quarter ended December 31, 2018 versus the comparable 2017 period.  On a linked quarter basis (December 31, 2018 versus September 30, 2018), the yield on the loan portfolio increased 13 basis points.  The level of prepayment income impacted these results.  Exclusive of prepayment penalties, the yield on the loan portfolio increased 14 basis points versus the quarter ended December 31, 2017 and 6 basis points versus the September 30, 2018 quarter.  Prepayment penalties totaled $1.7 million, $1.2 million and $1.6 million for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively.   In addition to prepayment penalties, the prepayment level also impacted the loan yield through the realization of deferred loan fees.  While loan fees are regularly amortized into income, loan prepayments accelerate the recognition of these fees as income.  Deferred loan fees recognized as interest income totaled $687,000, $468,000 and $496,000 for the quarters ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively.

The average balance of debt securities available for sale decreased $46.3 million for the three months ended December 31, 2018 versus the comparable 2017 period, while the average balance of debt securities held to maturity increased $94.1 million over the same period.  The Company has been classifying the majority of new purchases as held to maturity.  The high level of loan prepayments caused the Company to carry an elevated level of federal funds sold during the quarter ended December 31, 2018.  By period end, these funds had been largely absorbed through loan originations and purchases, and the level of federal funds sold was minimal.

The components of interest income for the six months ended December 31, 2018 and 2017, changed as follows:

	Six Months Ended December 31,				Increase / (decrease)
	2018		2017			Average
	Income	Yield	Income	Yield	Income	Balance	Yield
Interest Income on:	(Dollars in thousands)
Loans	$72,037	4.14%	$71,728	4.04%	$309	$(76,668)	0.10%
Dividends on FHLB stock	22	2.99%	24	3.13%	(2)	(65)	(0.14)%
Debt securities available for sale	929	6.82%	936	6.65%	(7)	(917)	0.17%
Debt securities AFS	462	2.29%	929	2.08%	(467)	(49,077)	0.21%
Debt securities HTM	3,931	2.35%	2,244	1.88%	1,687	95,799	0.47%
Federal funds sold and
short term investments	302	2.27%	111	1.28%	191	9,296	0.99%
Total interest income	$77,683	3.98%	$75,972	3.87%	$1,711	$(21,632)	0.11%

The explanations for changes described above for the three month period are also applicable to the six month period.  Loan originations, purchases and principal payments for the six months ended December 31, 2018 totaled $189.7 million, $114.4 million and $365.2 million, respectively.  Loan originations, purchases and principal payments for the six months ended December 31, 2017 totaled $256.8 million, $52.8 million and $291.3 million, respectively.  Prepayment penalties totaled $2.9 million for both the six months ended December 31, 2018 and 2017.  Prepayment penalties boosted annualized loan yield by 16 basis points in the 2018 period versus 17 basis points in the 2017 period.

Total Interest Expense. The components of interest expense for the three months ended December 31, 2018 and 2017, changed as follows:

	Three Months Ended December 31,				Increase / (decrease)
	2018		2017			Average
	Expense	Cost	Expense	Cost	Expense	Balance	Cost
Interest Expense on:	(Dollars in thousands)
Savings deposits	$641	0.90%	$104	0.23%	$537	$105,223	0.67%
Money market	1,863	1.10%	2,354	1.12%	(491)	(163,450)	(0.02)%
Checking accounts	2,116	1.15%	1,111	0.59%	1,005	(14,885)	0.56%
Time deposits	5,319	1.74%	4,219	1.42%	1,100	29,602	0.32%
Total deposits	9,939	1.36%	7,788	1.05%	2,151	(43,510)	0.31%
Borrowings	3,116	2.41%	2,656	2.07%	460	3,667	0.34%
Total interest expense	$13,055	1.52%	$10,444	1.20%	$2,611	$(39,843)	0.32%

Strong deposit growth remains a strategic objective of the Company.  As discussed in the Company’s Form 10-Q for the period ended September 30, 2018, growth has been particularly difficult to attain in the current environment.  The Company has increased the rate of interest offered on various deposit products in order to maintain balances.  The Company has been largely successful in minimizing the outflow of deposits however, sizeable growth was not obtained.  As compared to the quarter ended September 30, 2018, the average balance of deposits increased $10.8 million and period end balances decreased $20.8 million.  The period end balances were impacted by a decrease in brokered funds of $41.6 million.  Absent the effect of brokered funds, period end balances increased $20.8 million.  The Company recently upwardly adjusted pricing on its municipal deposit checking portfolio and offered a premium rate savings account.  These actions significantly contributed to an overall increase of 12 basis points in the cost of deposits for the quarter ended December 31, 2018 versus the quarter ended September 30, 2018.

As detailed above, the average balance of deposits decreased $43.5 million for the quarter ended December 31, 2018 versus the comparable 2017 period.  The average balance of brokered deposits decreased $100.3 million between the periods.  The growth between the periods, excluding the impact of brokered deposits, was $56.8 million.  The overall cost of deposits increased 31 basis points for the quarter ended December 31, 2018 versus the comparable 2017 period.  The increased costs are primarily due to the impact of market pressures including the specific rate increases described above.

The average balance of borrowings was relatively stable for the three months ended December 31, 2018 versus the comparable 2017 period, increasing $3.7 million, while the cost increased 34 basis points.  The cost of borrowings has been impacted by the overall increase in interest rates, particularly overnight and short term borrowings.

The components of interest expense for the six months ended December 31, 2018 and 2017, changed as follows:

	Six Months Ended December 31,				Increase / (decrease)
	2018		2017			Average
	Expense	Cost	Expense	Cost	Expense	Balance	Cost
Interest Expense on:	(Dollars in thousands)
Savings deposits	$831	0.69%	$205	0.23%	$626	$64,149	0.46%
Money market	3,920	1.09%	4,736	1.12%	(816)	(131,065)	(0.03)%
Checking accounts	3,775	1.03%	2,083	0.57%	1,692	(3,257)	0.46%
Time deposits	10,450	1.71%	8,117	1.40%	2,333	61,889	0.31%
Total deposits	18,976	1.30%	15,141	1.04%	3,835	(8,284)	0.26%
Borrowings	6,385	2.35%	5,579	2.02%	806	(9,163)	0.33%
Total interest expense	$25,361	1.47%	$20,720	1.19%	$4,641	$(17,447)	0.28%

The explanations for changes described above for the three month period regarding deposits and borrowings are also largely applicable to the six month period.

Net Interest Income Before Provision for Loan Losses. Net interest income decreased by $1.6 million to $26.0 million for the three months ended December 31, 2018, from $27.6 million for the three months ended December 31, 2017.  Net interest income decreased by $2.9 million to $52.3 million for the six months ended December 31, 2018, from $55.3 million for the six months ended December 31, 2017.  The Company’s net interest income, spread and margin over the period are detailed in the chart below.

			NII Before
	Net Interest		Provision	Including		Excluding
	Income ("NII")	Prepayment	Excluding	Prepayment		Prepayment
	Before	Penalty	Prepayment	Penalties		Penalties
Quarter Ended	Provision	Income	Penalties	Spread	Margin	Spread	Margin
	(dollars in thousands)
December 31, 2018	$26,027	$1,727	$24,300	2.51%	2.68%	2.33%	2.51%
September 30, 2018	26,295	1,154	25,141	2.51%	2.67%	2.40%	2.55%
June 30, 2018	27,721	1,836	25,885	2.65%	2.81%	2.47%	2.63%
March 31, 2018	26,953	553	26,400	2.60%	2.74%	2.54%	2.68%
December 31, 2017	27,608	1,638	25,970	2.67%	2.81%	2.50%	2.64%

The Company’s spread and margin have been significantly impacted by prepayment penalties.  Due to this situation, the chart above details results with and without the impact of prepayment penalties.  Net interest income before provision for loan losses, excluding prepayment penalties, is a non-GAAP financial measure since it excludes a component (prepayment penalty income) of net interest income and therefore differs from the most directly comparable measure calculated in accordance with GAAP. The Company believes the presentation of this non-GAAP financial measure is useful because it provides information to assess the underlying performance of the loan portfolio since prepayment penalty income can be expected to change as interest rates change.  While prepayment penalty income is expected to continue, fluctuations in the level of prepayment income are also expected.  The level of prepayment income is generally expected to decrease as external interest rates increase since borrowers would have less of an incentive to refinance existing loans.  However, the time period when these events could occur may not align, and the specific behavior of borrowers is difficult to predict.  Borrowers can be driven to prepay their loans based on factors other than interest rates.  The level of loan prepayments and prepayment income experienced by the Company has been elevated (versus historical levels) despite generally increased interest rates during the majority of the period.

The Company’s spread and margin have been under pressure due to several factors, including  a flattening treasury yield curve, modifications of loans within the existing loan portfolio, prepayments of higher yielding loans and investments, and increased funding costs. The Company executed a previously disclosed balance sheet restructuring partially to counter a portion of the spread and margin compression resulting from these factors.  While spread and margin have been under pressure for an extended period, the competitive market for deposits increased substantially in fiscal 2019. As described above, the Company has recently realized increases in both the cost of funds and the yield on interest earning assets.  The level of loan prepayments contributed to the increase in the yield on interest earning assets.

The Company’s net interest income and net interest rate spread were both negatively impacted in all periods due to the reversal of accrued interest income on loans delinquent more than 90 days.  The total of such income reversed was $62,000 and $135,000 for the three and six months ended December 31, 2018, respectively, and $128,000 and $206,000 for the three and six months ended December 31, 2017, respectively.

Provision for Loan Losses.  The Company recorded no provision for loan losses for the three months ended December 31, 2018 and the three and six months ended December 31, 2017.  The Company recorded a reversal of provision for loan losses of $2.0 million for the six months ended December 31, 2018.  A rollforward of the allowance for loan losses for the three and six months ended December 31, 2018 and 2017 is presented below:

	Three months ended		Six months ended
	December 31,		December 31,
	2018	2017	2018	2017

	(Dollars in thousands)
Balance at beginning of period	$28,565	$30,402	$30,562	$30,272
Reversal of provision for loan losses	-	-	(2,000)	-
Recoveries of loans previously charged off	74	-	77	152
Loans charged off	-	-	-	22
Balance at end of period	$28,639	$30,402	$28,639	$30,402

Allowance for loan losses to total loans	0.81%	0.84%	0.81%	0.84%
Net charge-offs (annualized) to average
loans outstanding	-0.01%	-%	-%	-0.01%

Delinquency and non performing asset information is provided below:

	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
	(Dollars in thousands)
Delinquency Totals
30 - 59 days past due	$2,890	$15,261	$5,253	$9,772	$3,166
60 - 89 days past due	8,431	356	171	472	142
Nonaccrual	10,706	9,083	7,877	11,887	14,489
Total	$22,027	$24,700	$13,301	$22,131	$17,797

Non Performing Asset Totals
Nonaccrual loans, per above	$10,706	$9,083	$7,877	$11,887	$14,489
Real Estate Owned	636	1,564	1,564	636	-
Total	$11,342	$10,647	$9,441	$12,523	$14,489

Nonaccrual loans to total loans	0.30%	0.26%	0.22%	0.33%	0.40%
Delinquent loans to total loans	0.63%	0.70%	0.37%	0.61%	0.49%
Non performing assets to total assets	0.28%	0.26%	0.23%	0.30%	0.35%

The $2.0 million reversal of provision for loan losses recorded for the six month period ended December 31, 2018 was due primarily to loan portfolio contraction and reduced qualitative factors within the allowance calculation as determined as part of our quarterly reassessment.  Overall, non-performing asset totals and charge-offs continue to illustrate minimal credit issues at the Company.  Subsequent to December 31, 2018, an $8.1 million loan included in the 60-89 days past due total above, was sold at par plus accrued interest.

Non-interest Income.  Non-interest income increased $1.0 million to $1.6 million for the three months ended December 31, 2018, from $623,000 for the three months ended December 31, 2017.   The increase is primarily due to a gain of $855,000 on the sale of a foreclosed property.  This increase was partially offset by a $155,000 decrease in fair value of equity securities held by the Company.  The 2017 period includes a loss of $324,000 on the sale of certain AFS investment securities.  There were no sales of securities in the 2018 period.

Non-interest income increased $870,000 to $2.5 million for the six months ended December 31, 2018 from $1.6 million for the six months ended December 31, 2017.  The six month period was also impacted by the items described above.  The decrease in fair value of equity securities was more pronounced in the six month period, totaling $274,000.

Non-interest Expense.  Non-interest expenses decreased $465,000 to $9.7 million for the three months ended December 31, 2018, from $10.2 million for the three months ended December 31, 2017.  The decrease was primarily due to compensation, payroll taxes and fringe benefits, which decreased $1.7 million to $5.5 million for the three months ended December 31, 2018, from $7.1 million for the three months ended December 31, 2017.   The decrease was primarily due to decreased ESOP related expenses as well as decreased costs associated with the incentive and non-qualified benefit plans.  These decreases were partially offset by an increase in other expenses, which increased $1.2 million to $2.6 million for the three months ended December 31, 2018, from $1.4 million for the three months ended December 31, 2017.   The increase in other expenses is due to increased pension contribution costs and costs associated with Bank Secrecy Act and Anti-Money Laundering compliance matters as discussed in previous releases.  The Company has incurred expenses associated with the remediation of these matters of $400,000 for the three months ended December 31, 2018.  There was no corresponding expense in the 2017 period.

Non-interest expenses increased $651,000 to $20.4 million for the six months ended December 31, 2018, from $19.7 million for the six months ended December 31, 2017.  The six month period was also affected by the items described above for the three month period.  The increase in other expenses was more pronounced in the six month period.  The Company has incurred expenses associated with Bank Secrecy Act and Anti-Money Laundering matters of $1.3 million for the year ended June 30, 2018 and $1.5 million for the six months ended December 31, 2018.  The Company believes that significant progress has been made regarding the remediation of these matters and that the majority of the associated costs have been expended and expensed.

Income Tax Expense.  Income tax expense for the three months ended December 31, 2018 was $4.5 million on pre-tax income of $17.9 million, resulting in an effective tax rate of 25.1%.   Income tax expense for the six months ended December 31, 2018, was $9.6 million, due to pre-tax income of $36.4 million, resulting in an effective tax rate of 26.3%.  Income tax expense for the three and six month periods ended December 31, 2017 was $14.0 million and $21.2 million, respectively.  Income tax expense for the 2017 periods was significantly impacted by the Act, as previously discussed in “Comparison of Operating Results, Net Income.”  The decrease in effective tax rate in the 2018 period was the result of the enactment of the Act.  The benefit of the lower federal tax rate in 2018 was partially offset by the impact of New Jersey (“NJ”) tax legislation enacted on July 1, 2018 that imposes a temporary surtax of 2.5% for tax years beginning on or after January 1, 2018 through December 31, 2019, and 1.5% for tax years beginning on or after January 1, 2020 through December 31, 2021.  The legislation also requires mandatory unitary combined filing for members of an affiliated group for tax years beginning on or after January 1, 2019.  The Company reports earnings on a fiscal year basis and the increased income tax implications of the NJ legislation are partially recognized by the Company ratably over the course of the fiscal year ending June 30, 2019.  The full impact of the legislation will be recognized in the fiscal year ending June 30, 2020.  The Company’s estimated effective tax rate for the fiscal year ending June 30, 2019 is 25.0%.  The Company’s estimated effective tax rate is expected to increase subsequent to the fiscal year ending June 30, 2019.  The legislation required a revaluation of our deferred tax assets/liabilities based on the rates at which they are expected to reverse in the future.  The revaluation of the Company's deferred tax balances resulted in a one-time non-cash charge of $477,000 which is included in income tax expense for the six months ended December 31, 2018.  The Company’s effective rate in the 2017 periods was positively affected by the vesting of stock awards and the exercise of nonqualified stock options and disqualified incentive stock options.

Comparison of Financial Condition at December 31, 2018 and June 30, 2018

Total Assets.  Total assets decreased $77.0 million to $4.09 billion at December 31, 2018, from $4.17 billion at June 30, 2018.  The primary contributor to the decreased asset level was the contraction in loan balances.

Cash and Cash Equivalents. Cash and cash equivalents (which include fed funds and short term investments) decreased $15.7 million to $19.1 million at December 31, 2018, from $34.8 million at June 30, 2018.

Net Loans.  Loans, net decreased $57.7 million to $3.48 billion at December 31, 2018, from $3.54 billion at June 30, 2018.  Loans, net decreased $18.8 million over the quarter ended December 31, 2018.  As discussed in “Total Interest Income,” our origination volume is below historical levels and loan principal payments remain elevated.

Debt securities available for sale.  Debt securities AFS decreased $7.4 million to $37.3 million at December 31, 2018, from $44.7 million at June 30, 2018.  The decrease is primarily due to principal payments.

Debt securities held to maturity.  Debt securities HTM increased $13.4 million to $348.8 million at December 31, 2018, from $335.4 million at June 30, 2018.  The increase is primarily due to purchases of $43.5 million exceeding principal payments of $30.1 million.

Federal Home Loan Bank of New York (“FHLB”) stock.  FHLB stock decreased $2.0 million to $28.3 million at December 31, 2018, from $30.4 million at June 30, 2018.  FHLB stock holdings are required depending on several factors, including the level of borrowings with the FHLB.  As FHLB borrowings decreased over the period, excess FHLB stock was redeemed.

Deposits.  Deposits decreased $11.9 million to $2.90 billion at December 31, 2018, from $2.92 billion at June 30, 2018.  See “Total Interest Expense” for discussion regarding deposit balances.  The Company’s loan to deposit ratio decreased to 120.0% at December 31, 2018.

Borrowings.  Borrowings decreased $27.7 million to $568.7 million at December 31, 2018, from $596.4 million at June 30, 2018.  See “Total Interest Expense” for discussion regarding borrowing amounts.

Stockholders’ Equity.  Stockholders’ equity decreased $32.3 million to $527.1 million at December 31, 2018, from $559.3 million at June 30, 2018.  The decrease was primarily due to dividends and stock repurchases, partially offset by net income and the release of treasury shares in conjunction with stock option exercises.  During the quarter ended December 31, 2018, the Company repurchased 1,871,979 shares of its common at a total cost of $28.5 million for an average price of $15.20 per share.  Based on our December 31, 2018 closing price of $14.75 per share, the Company stock was trading at 125.2% of book value.

About the Company
Oritani Financial Corp. is the holding company for Oritani Bank, a New Jersey state chartered bank offering a full range of retail and commercial loan and deposit products.  Oritani Bank is dedicated to providing exceptional personal service to its individual and business customers.  The Bank currently operates its main office and 25 full service branches in the New Jersey Counties of Bergen, Hudson, Essex and Passaic.  For additional information about Oritani Bank, please visit www.oritani.com.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as  "may,"  "will,"  "believe,"  "expect," "estimate,"  "anticipate,"  "continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including those risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2018 (as supplemented by our quarterly reports), and the following: those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For further information contact:
Kevin J. Lynch
Chairman, President and Chief Executive Officer
Oritani Financial Corp.
(201) 664-5400

Oritani Financial Corp. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,	June 30,
Assets	2018	2018
	(unaudited)	(audited)
Cash on hand and in banks	$18,660	$23,613
Federal funds sold and short term investments	457	11,235
Cash and cash equivalents	19,117	34,848

Loans, net	3,483,174	3,540,903
Equity securities	1,291	—
Debt securities available for sale, at fair value	37,294	44,691
Debt securities held to maturity,
fair value of $343,166 and $326,511, respectively.	348,768	335,374
Bank Owned Life Insurance (at cash surrender value)	99,672	98,438
Federal Home Loan Bank of New York stock ("FHLB"), at cost	28,325	30,365
Accrued interest receivable	11,491	11,261
Real estate owned	636	1,564
Office properties and equipment, net	13,143	13,455
Deferred tax assets	27,437	25,864
Other assets	19,725	30,276
Total Assets	$4,090,073	$4,167,039

Liabilities
Deposits	$2,903,205	$2,915,128
Borrowings	568,654	596,372
Advance payments by borrowers for taxes and
insurance	22,312	24,169
Official checks outstanding	4,119	5,454
Other liabilities	64,728	66,570
Total liabilities	3,563,018	3,607,693

Stockholders' Equity
Common stock, $0.01 par value; 150,000,000 shares authorized;
56,245,065 shares issued; 44,751,879 shares outstanding at
December 31, 2018 and 46,616,646 shares outstanding at
June 30, 2018.	562	562
Additional paid-in capital	514,744	514,002
Unallocated common stock held by the employee stock
ownership plan	(15,789)	(16,631)
Non-vested restricted stock awards	(241)	(176)
Treasury stock, at cost; 11,493,186 shares at December 31, 2018 and
9,628,419 shares at June 30, 2018.	(157,831)	(129,433)
Retained earnings	178,865	179,799
Accumulated other comprehensive income, net of tax	6,745	11,223
Total stockholders' equity	527,055	559,346

Total Liabilities and Stockholders' Equity	$4,090,073	$4,167,039

Oritani Financial Corp. and Subsidiaries
Consolidated Statements of Income
Three and Six Months Ended December 31, 2018 and 2017
(In thousands, except share data)

	Three months ended		Six months ended
	December 31,		December 31,
	2018	2017	2018	2017

	unaudited		unaudited
Interest income:
Loans	$36,085	$35,891	$72,037	$71,728
Dividends on FHLB stock	481	451	929	936
Equity securities	12	12	22	24
Debt securities available for sale	222	445	462	929
Debt securities held to maturity	2,002	1,145	3,931	2,244
Federal funds sold and short term investments	280	108	302	111
Total Interest Income	39,082	38,052	77,683	75,972

Interest expense:
Deposits	9,939	7,788	18,976	15,141
Borrowings	3,116	2,656	6,385	5,579
Total interest expense	13,055	10,444	25,361	20,720

Net interest income before provision for loan losses	26,027	27,608	52,322	55,252

Reversal of provision for loan losses	—	—	(2,000)	—
Net interest income after provision for loan losses	26,027	27,608	54,322	55,252

Non-interest income:
Fees and service charges for customer services	327	313	639	635
Bank-owned life insurance	610	630	1,234	1,276
Net gain on sale of assets	855	—	855	—
Change in fair value of equity securities	(155)	—	(274)	—
Net losses on sale of debt securities AFS	—	(324)	—	(324)
Other income	5	4	9	6
Total non-interest income	1,642	623	2,463	1,593

Non-interest expense:
Compensation, payroll taxes and fringe benefits	5,471	7,134	11,512	13,341
Advertising	142	143	285	286
Office occupancy and equipment expense	735	780	1,495	1,529
Data processing service fees	519	420	1,018	964
Federal insurance premiums	285	300	585	600
Other expenses	2,596	1,436	5,480	3,004
Total non-interest expense	9,748	10,213	20,375	19,724

Income before income tax expense	17,921	18,018	36,410	37,121
Income tax expense	4,492	14,048	9,584	21,155
Net income	$13,429	$3,970	$26,826	$15,966

Income per basic common share	$0.31	$0.09	$0.61	$0.36
Income per diluted common share	$0.31	$0.09	$0.60	$0.35